EXHIBIT 23.2
                       CONSENT OF MCGLADREY & PULLEN, LLP


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                     [Letterhead of McGladrey & Pullen, LLP]



                                          August 5, 1997



To the Board of Directors
North Central Bancshares, Inc.
Fort Dodge, Iowa

We consent to the incorporation by reference in the August 6, 1997 Registration Statement on Form S-8 of North Central Bancshares, Inc. pertaining to the North Central Bancshares, Inc. 1996 Stock Option Plan, of our report dated January 30, 1997, which appears on page 60 of the annual report on Form 10-K of North Central Bancshares, Inc. and subsidiaries for the year ended December 31, 1996.



                                          /s/ McGladrey & Pullen, LLP
                                              McGLADREY & PULLEN, LLP


Des Moines, Iowa
August 5, 1997